Exhibit 99.2

Confidentiality and Disclosures This presentation has been prepared solely for, and is being delivered on a confidential basis to, persons considering investing in TPG Pace Solutions Corp. in connection with a proposed business combination (the "Business Combination") between TPG Pace Solutions Corp. and Vacasa Holdings LLC (the "Company" or "Vacasa"). The reproduction or distribution of this presentation, in whole or in part, or the disclosure of its contents, without the prior consent of TPG Pace Solutions Corp. and the Company is prohibited. This presentation is for informational purposes and should under no circumstances be understood as an offer to sell or the solicitation of an offer to buy securities, or the solicitation of any proxy, vote, consent or approval in connection with the proposed Business Combination nor will there be any offer, solicitation, or sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No such offering of securities shall be made except by means of a prospectus meeting the requirement of Section 10 of the Securities Act of 1933, as amended, or an exemption therefrom. You should not construe the contents of this presentation as legal, tax, accounting or investment advice or a recommendation. You should consult with our own counsel and tax and financial advisors as to legal and related matters concerning the matters described herein, and, by accepting this presentation, you confirm that you are not relying upon the information contained herein to make a decision. By accepting this presentation, each recipient agrees: (i) that the information included in this presentation is confidential and may constitute material non-public information, (ii) to maintain the confidentiality of all information that is contained in this presentation and not already in the public domain, and (iii) to use this presentation for the sole purpose of evaluating the Company, in each case pursuant to the terms of the recipient’s confidentiality obligations regarding such information. The recipient acknowledges that it is (a) aware that the United States securities laws prohibit any person who has material, non-public information concerning a company from purchasing or selling securities of such company or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities, and (b) familiar with the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the "Exchange Act"), and that the recipient will neither use, nor cause any third party to use, this presentation or any information contained herein in contravention of the Exchange Act, including, without limitation, Rule 10b-5 thereunder. Neither TPG Pace Solutions Corp. nor the Company makes any representation or warranty as to the accuracy or completeness of the information contained in this presentation. The information in this presentation and any oral statements made in connection with this presentation is subject to change and is not intended to be all-inclusive or to contain all the information that a person may desire in considering an investment in TPG Pace Solutions Corp. and is not intended to form the basis of any investment decision in TPG Pace Solutions Corp. Certain information contained herein has been derived from sources prepared by third parties. While such information is believed to be reliable for the purposes used herein, none of the Company or TPG Pace Solutions Corp., or their respective affiliates, directors, officers, employees, members, partners, shareholders or agents makes any representation or warranty with respect to the accuracy of such information. TPG Pace Solutions Corp. and the Company have executed a letter of intent (“LOI”) with respect to the proposed Business Combination. The proposed Business Combination is subject to, among other things, the negotiation and execution of a definitive agreement providing for the Business Combination, the approval of TPG Pace Solutions Corp.'s shareholders, the satisfaction of the conditions stated in the LOI and other customary conditions. Accordingly, there can be no assurance that a definitive agreement will be entered into or that the proposed Business Combination will be consummated. Forward-Looking Statements Certain statements made in this presentation are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements reflect the current analysis of existing information and are subject to various risks and uncertainties. As a result, caution must be exercised in relying on forward-looking statements. Due to known and unknown risks, actual results may differ materially from TPG Pace’s or Vacasa’s expectations or projections. The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the Business Combination Agreement; (ii) the ability of the combined company to meet listing standards following the transaction and in connection with the consummation thereof; (iii) the inability to complete the transactions contemplated by the Business Combination Agreement due to the failure to obtain approval of the shareholders of TPG Pace or other reasons; (iv) the failure to meet the minimum cash requirements of the Business Combination Agreement due to TPG Pace shareholder redemptions and one or more defaults by the investors in the private placement, and failing to obtain replacement financing; (v) costs related to the proposed transaction; (vi) changes in applicable laws or regulations; (vii) the ability of the combined company to meet its financial and strategic goals, due to, among other things, competition, the ability of the combined company to pursue a growth strategy and manage growth profitability; (viii) the possibility that the combined company may be adversely affected by other economic, business, and/or competitive factors; (ix) the continuing or new effects of the COVID-19 pandemic on TPG Pace and Vacasa and their ability to consummate the transaction; and (x) other risks and uncertainties described herein, as well as those risks and uncertainties discussed from time to time in other reports and other public filings with the SEC by TPG Pace. Additional information concerning these and other factors that may impact TPG Pace’s expectations and projections can be found in TPG Pace’s periodic filings with the SEC, and in the preliminary and definitive proxy statements to be filed by TPG with the SEC regarding the transaction when available. TPG Pace’s SEC filings are available publicly on the SEC's website at www. sec.gov. The foregoing list of factors is not exclusive. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Neither TPG Pace nor Vacasa undertakes or accepts any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based, subject to applicable law. Statement Regarding Non-GAAP Financial Measures This presentation includes Adjusted EBITDA, Adjusted Gross Profit and free cash flow, which are supplemental measures that are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”). As Non-GAAP financial measures, Adjusted EBITDA, Adjusted Gross Profit and free cash flow exclude items that are significant in understanding and assessing the Company’s financial results and position. Therefore, these measures should not be considered in isolation or as an alternative to net income or other GAAP performance measures (in the case of Adjusted EBITDA) or cash flows from operations or other GAAP liquidity measures (in the case of free cash flow). You should beware that the Company’s presentation of these measures may not be comparable to similarly-titled measures used by other companies. Furthermore, a reconciliation of these non-GAAP financial measures to the corresponding GAAP measures on a forward-looking basis is not available because the various reconciling items are difficult to predict and subject to constant change. Use of Projections This presentation contains forecasts, projections, estimates and targets for the Company with respect to certain financial and operating information for the Company’s fiscal years 2021 through 2023. Neither TPG Pace Solutions Corp.’s nor the Company’s independent auditors have audited, studied, reviewed, compiled or performed any procedures with respect to this information for the purpose of its inclusion in this presentation, and accordingly, they did not express an opinion or provide any other form of assurance with respect thereto for the purpose of this presentation. These forecasts, projections, estimates and targets are forward-looking statements and should not be relied upon as being indicative of future results. The assumptions and estimates underlying this prospective financial and operating information are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in such information. In addition, the method of application of GAAP to our results of operations could have a significant impact on the timing and amounts of revenue and expenses recognized in any future fiscal period, depending on, among other things, the terms of any specific agreement. Accordingly, there can be no assurance that any prospective results are indicative of the future performance of the Company or that actual results will not differ materially from those presented in the prospective financial and operating information. Trademarks TPG Pace Solutions Corp. and the Company own or have rights to various trademarks, service marks and trade names that they use in connection with the operation of their respective businesses. This presentation may also contain trademarks, service marks, trade names and copyrights of third parties, which are the property of their respective owners. The use or display of third parties’ trademarks, service marks, trade names or products in this presentation is not intended to, and does not imply, a relationship with TPG Pace Solutions Corp. or the Company, or an endorsement or sponsorship by or of TPG Pace Solutions Corp. or the Company. Solely for convenience, the trademarks, service marks, trade names and copyrights referred to in this presentation may appear without the TM, SM, ® or © symbols, but such references are not intended to indicate, in any way, that TPG Pace Solutions Corp. or the Company will not assert, to the fullest extent under applicable law, their rights or the right of the applicable licensor to these trademarks, service marks, trade names and copyrights. ADDITIONAL INFORMATION ABOUT THE BUSINESS COMBINATION AND WHERE TO FIND IT The Business Combination will be submitted to shareholders of TPG Pace Solutions Corp. for their consideration. A full description of the terms of the proposed business combination will be provided in a registration statement on Form S-4 to be filed with the SEC by Vacasa, Inc. (“NewCo”) that will include a proxy statement for the shareholders of TPG Pace Solutions that also constitutes a prospectus of NewCo. TPG Pace urges investors, shareholders and other interested persons to read, when available, the preliminary proxy statement/prospectus as well as other documents filed with the SEC because these documents will contain important information about TPG Pace, Vacasa, Newco and the business combination. After the registration statement is declared effective, the definitive proxy statement/prospectus to be included in the registration statement will be mailed to shareholders of TPG Pace as of a record date to be established for voting on the proposed business combination. Shareholders will also be able to obtain a copy of the proxy statement/prospectus, without charge, by directing a request to: TPG Pace, 301 Commerce St., Suite 3300, Fort Worth, TX 76102. The preliminary and definitive proxy statement/prospectus to be included in the registration statement, once available, can also be obtained, without charge, at the SEC’s website (www.sec.gov). You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, N.E., Washington, D.C. 20549. INVESTMENT IN ANY SECURITIES DESCRIBED HEREIN HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SEC OR ANY OTHER REGULATORY AUTHORITY NOR HAS ANY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED HEREIN. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. PARTICIPANTS IN THE SOLICITATION TPG Pace, NewCo, Vacasa and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of TPG Pace in connection with the proposed business combination. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of certain of TPG Pace’s executive officers and directors in the solicitation by reading TPG Pace’s initial public offering prospectus, which was filed with the SEC on April 9, 2021 and the proxy statement / prospectus and other relevant materials filed with the SEC in connection with the business combination when they become available. Other information concerning the interests of participants in the solicitation, which may, in some cases, be different than those of their shareholders generally, will be set forth in the proxy statement/prospectus relating to the business combination when it becomes available. NO OFFER OR SOLICITATION This presentation does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Disclaimer. confidential and proprietary | 2

• TPG Pace Group raised $285 million through the IPO of a special purpose acquisition company (“SPAC”), TPG Pace Solutions Corp. (“Pace” or “TPGS”), in April 2021. TPGS raised $200 million in Forward Purchase Agreements (“FPA”) concurrent with the IPO and in PIPE commitments, increasing TPGS's capital base to $485 million • Pace has entered into a transaction agreement to merge with Vacasa Holdings LLC (“Vacasa” or the “Company”) • Vacasa will be listed on the NYSE under the ticker symbol VCSA with a majority independent board; following the transaction existing investors and management are expected to retain a 88% ownership stake • Pace expects to effect Vacasa’s public listing with an expected market cap of $4,502 million and target net cash of approximately $754 million • Represents an attractive entry multiple of 3.7x projected 2022 Revenue of $1,002 million • Transaction expected to combine a strong entrepreneurial team and high-performance operations with a fully funded balance sheet in an industry that is highly fragmented and rapidly growing • Pace has long-standing knowledge of Vacasa and strong relationships with key stakeholders1 Transaction summary. Vacasa is one of the leading end-to-end technology platforms for vacation rental management Sponsored public listing 1 Karl Peterson and Greg Mrva collectively own <0.5% of Vacasa as a result of their prior investments in TurnKey, which was acquired by Vacasa on April 1, 2021 confidential and proprietary | 3

TPG has a long history of supporting and investing in high-growth companies including internet platforms and marketplaces Track record of identifying markets at inflection points and supporting companies poised to take advantage of structural market changes TPG has taken 56 companies public since 2011, the most of any sponsor1 TPG Pace raised its first SPAC in 2015, and has completed 7 SPAC IPOs to date TPG Pace has announced five SPAC business combinations, with all five SPACs trading above $12 / share before or shortly after closing2 Select TPG Tech & Marketplace Investments Select Recent TPG IPOs TPG Pace introduction. 1 Source: Dealogic as of 3/24/2021 2 All five previous announced or closed TPG SPACs traded up to $12 / share or higher post business combination. PLYA first closed above $12 / share on 7/19/2017, MGY first closed above $12 / share on 7/20/2018, ACEL first closed above $12 / share on 12/16/2019, TPGY first closed above $12 / share on 12/11/2020, and PACE first closed above $12 / share on 2/11/2021. There is a significant uncertainty regarding whether the EVBox Business Combination will ultimately be completed on the terms currently contemplated or at all due to counterparty’s inability to satisfy certain closing conditions confidential and proprietary | 4

TPG's investment thesis for Vacasa. Large, Fragmented and Growing TAM Strong Secular Tailwinds Differentiated and Highly Strategic Asset Growing Competitive Moat Attractive Unit Economics Business is at an Inflection Point Leading Management Team with Aligned Shareholders confidential and proprietary | 5

Top consumer internet investor with track record of investing in internet companies and new economy travel and leisure business Deep connectivity at the Company and Board level with 20+ years of experience working together Demonstrated access to best-in-class investors Best-in-class team and structure Intimate knowledge of the travel and new economy leisure business Deep conviction in the strategic value of this asset Pattern recognition of breakout potential Disruptive industry leader with opportunity to accelerate growth through investment Why Vacasa Chose TPGS? Why TPGS Chose Vacasa? Existing Vacasa Investors TPG Pace and Vacasa are a perfect fit for one another. confidential and proprietary | 6

Business Overview Stone's Throw - Miramar Beach, Florida Vacasa homeowner since 2019 confidential and proprietary | 7

Vacation rentals are becoming mainstream. $200B+ expected global spend on vacation rentals in 20221 15%+ of global lodging market2 Remote work Extended vacation Holiday travel Corporate gathering Family gathering Special event Adventure travel Long-term stay Luxury travel Weekend getaway Every year, millions of people use Vacasa homes in a variety of ways 1 Technavio Global Vacation Rental Market 2020-2024 2 Skift - Airbnb and the Short Term Rental Market 2020 3 Travel Accommodation Market: Global Opportunity Analysis and Industry Forecast, 2019-2021E - Allied Market Research. Empowered by EMIS www.emis.com; Growth versus traditional accommodations reflects 2018-2022E growth of hotels growth of traditional accommodations3 2x confidential and proprietary | 8

We're reimagining the vacation rental experience through an end-to-end technology platform. About us Homeowners Optimize care and revenue Guests Exceptional service and experience Distribution Partners Largest provider of professionally managed supply confidential and proprietary | 9

Vacasa by the numbers. Vacasa’s first home - a 480 square-foot cabin Seaview, Washington $1.6B 2021E Gross bookings 31% 2021-23E Revenue CAGR 5M 2021E Nights sold 4.3x 2021E LTV / CAC $757M 2021E Revenue 400+ Destinations across North America, Belize & Costa Rica1 Note: Please see Glossary slide in the Appendix for additional information regarding how we define certain metrics included in this presentation 1 Metric as of March 31, 2021 confidential and proprietary | 10

Real Estate Mobility Food Delivery Home Services Accommodations Large market with adjacencies Scaled reach, local market-level focus Consistent consumer experience Cultivate and optimize valuable supply Brand leadership Tech-enabled platforms have followed a similar playbook to reinvent industries and unlock local markets. confidential and proprietary | 11

Vacasa is the only scaled end-t0-end platform in vacation rentals. Search & Discovery Demand Generation Booking & Payment Listing Optimization Dynamic Pricing Homeowner Tools Vertically- integrated Exclusive inventory Superior value proposition Asset-lite model Greater value capture Real Estate Analytics Management of Exclusive Inventory Property Setup Distributed Operations Deep 24/7 Support Multi- Channel Distribution Demand Supply confidential and proprietary | 12

Our platform transforms the vacation rental experience. End-to-end technology-enabled rental process for homeowners and guests Traditional vacation rentals Time consuming rental process dependent on multiple vendors Suboptimal earnings for homeowners Vulnerable to property damage Inconsistent guest experiences Limited market opportunity Boosts guest demand Inspires homeowner confidence to rent Increases supply of vacation homes Expands market share Maximized earnings with yield management & optimization Safe with guest screening and party detection technology Seamless and predictable guest experience with highest standards of service Unlocked market opportunity Vacasa Platform Experience confidential and proprietary | 13

Lisa Jurinka Chief Legal Officer Mike Dodson Chief Revenue Officer Allison Lowrie Chief Marketing Officer Jeff Flitton Chief Technology Officer Matt Roberts Chief Executive Officer Jamie Cohen Chief Financial Officer Bob Milne SVP of Operations Mike Xenakis Chief Product Officer Industry veterans with experience scaling technology, marketplace and local operations at public companies John Banczak SVP of Innovation We have the right team to go after the opportunity. Craig Smith Chief Operating Officer confidential and proprietary | 14

What Sets Us Apart Maison Du Lac - Three Lakes, Wisconsin Vacasa homeowner since 2019 confidential and proprietary | 15

We have assembled what it takes to win in this category.

Technology enablement

Centralized tech stack and purpose-built applications that guide all aspects of the business

12M+
AI decisions per day

Supply exclusivity

Trusted partner with exclusive access to the home and control of the calendar

~30,000
units

Local operations network

Differentiated service delivery in key vacation rental markets

100+
markets

Scalable growth engine

Deep reach and unique engagement model to grow and optimize vacation rental supply

~20%
of homeowners are new to renting out their properties[1]

Trusted experience

Differentiated outcomes for homeowners and guests that builds retention and repeat

5M
nights sold per year[2]

Homeowner dashboard

Local ops app

Guest app

Smart home enablement

1 Based on individual homes added since 2019
2 Reflects 2021E

confidential and proprietary | 16

We are still in the early days of unlocking a huge TAM.


Global vacation homes
U.S. vacation homes
U.S. vacation homes on Airbnb & Vrbo

~20M Global vacation homes[1]

5M+ U.S. vacation homes[2]

1M+ U.S. vacation homes on Airbnb and Vrbo[3]

+32% CAGR 2018-2021[3]

Vacasa today <1% penetration of U.S. vacation homes

+56% CAGR 2018-2021[4]

1 Technavio; Estimated based on U.S. unit count and proportion of global spending
2 U.S. Census Bureau, Current Population Survey / Housing Vacancy Survey, March 2021
3 AirDNA; Represents unique entire home listings on Airbnb as of June 2020 and Vrbo as of March 2021
4 Represent Vacasa unit growth 2018 - April 2021

confidential and proprietary | 17

Source: Savills World Research, 2nd Homes Spotlight 2018; Phocuswright More homeowners are entering the market Guests are shifting their preferences Our opportunity has continued to grow rapidly. % of homeowners who purchase second homes with intent to rent at time of purchase % of guests staying in vacation rentals in the past 12 months 2010 2010 ~10% 30%+ 2019 2019 ~35% 60% ~2x ~3x confidential and proprietary | 18

The past 12 months have accelerated secular trends. Source: National Association of Realtors, Federal Housing Finance Agency, Skift study commissioned by Vacasa (March 2021), VRM Intel, Vacasa 2021 Vacation Rental Buyer Report Increase in second home renters drives our supply opportunity We believe that our high quality, consistent inventory has elevated appeal to guests seeking vacation rental experiences 86% of travelers plan to continue booking vacation rentals post-pandemic 19% of travelers stayed in a vacation rental for the first time during the pandemic 52% of travelers prefer to stay in a vacation rental over hotels post-pandemic 16% increase in second home sales in 2020 46% of second home buyers looking to generate income today 11% increase in housing prices in 2020 confidential and proprietary | 19

Homeowners and guests love Vacasa. Trust & Safety Revenue-Maximizing Potential Visibility & Transparency Predictability Quality Care Ease of Use Highest Quality Reliability Safety & Security Know Before You Go Flexibility Ease of Use confidential and proprietary | 20

Here's what our homeowners have to say. Danielle M. - Rockaway Beach, Oregon “Having Vacasa manage [our home] for us has really given us the confidence to let it go... I just don't have any worries” Patrick B. - Ocean City, Maryland “Without Vacasa helping me with the first property, I don’t think I would have ever turned this into a business, and right now we’re looking for our 5th and 6th property to put under Vacasa’s umbrella” Max W. - Miramar Beach, Florida “My main concern with buying a vacation home was the distance. We are so happy that Vacasa has taken care of [the] nitty-gritty details and made it really a worry-free experience for us” confidential and proprietary | 21

Demand has been growing across distribution channels. 1 Guest app launched in June 2019 Compelling direct booking site LTM Vacasa.com and mobile app visits1 9M 37M Q4'18 Q1'21 ~4x increase since Q4'18 Diverse, multi-channel distribution Last 12 months as of March 31, 2021 + over 100 others Direct 35% Booking channel partners 65% confidential and proprietary | 22

Our success has become a key contributor to the growth of the industry and our distribution partners. Source: AirDNA; Data represents entire home listings on Airbnb as of June 2020 and Vrbo as of March 2021 1 Top 10 markets based on Vacasa unit count for markets at least three years old, represent entire home listings 2 Airbnb listings as of June 2020 3 Vrbo listings as of March 2021 Vacasa % of listings2 Vacasa % of listings3 Myrtle Beach, SC Panama City Beach, FL Miramar Beach, FL Steamboat, CO Hilton Head, SC Fort Walton Beach, FL Coachella Valley, CA Breckenridge, CO Galveston, TX Destin, FL 16% 27% 27% 34% 19% 36% 8% 15% 47% 13% Myrtle Beach, SC Panama City Beach, FL Miramar Beach, FL Steamboat, CO Hilton Head, SC Fort Walton Beach, FL Coachella Valley, CA Breckenridge, CO Galveston, TX Destin, FL 11% 18% 13% 33% 13% 26% 11% 15% 24% 14% We manage a significant proportion of Airbnb and Vrbo listings in our top markets1 confidential and proprietary | 23

Source: AirDNA; Data represents entire home listings on Airbnb as of June 2020 and Vrbo as of March 2021 1 Average review rating based on normalized scale across Airbnb, Vrbo and Vacasa channel data We help to create higher performing inventory. Hilton Head, SC 8.8 6.1 Destin, FL 8.6 6.5 8.8 6.1 Galveston, TX Non-Vacasa Vacasa Average review rating1 Nights sold per listing: Non-Vacasa Vacasa Annual rent per listing ($K) Hilton Head, SC $38 $13 151 95 Destin, FL $31 $19 150 99 $29 $11 Galveston, TX 111 74 Greater rent per unit More nights sold Higher average review scores confidential and proprietary | 24

Homeowners can make 20%+ more when they switch to Vacasa from other professional property managers.



+21%
$23,800
Net revenue to homeowner per unit
$19,700
Before Vacasa[1]
12-months prior to joining Vacasa
After Vacasa[1]
12-months after joining Vacasa

Nights sold per unit 117 154

~10%
Additional increase in year two after joining Vacasa[2]



Casa Vista Verde - Uvita, Puntarenas, Costa Rica
Vacasa homeowner since 2017

1 Reflects same store basis; Before Vacasa vs. After Vacasa metrics based on portfolio additions with an onboarding date from August 1, 2017 - January 1, 2019 and 12 months of history leading up to onboarding and at least 12 months of management by Vacasa after onboarding
2 Reflects same store basis total rent per homeowner per unit

confidential and proprietary | 25

Per unit per year Gross rent to homeowner $18,6001 $27,280 (+) Fees to homeowner $3,0951 $0 (-) Commissions paid2 ($1,240) ($8,185) (-) Direct home care costs ($6,060)3 $0 Income $14,395 $19,095 (-) Labor (opportunity cost) ($10,400)4 $0 Economic benefit to homeowner $3,995 $19,095 1 Based on AirDNA data for individually managed whole home units in Vacasa markets, cross-referenced with Vacasa performance data 2 Assumes 7% commissions paid for illustrative FRBO based on average of Airbnb, Vrbo and Booking.com commission rates; assumes 30% commissions paid for Vacasa homeowner 3 Assumes 27 reservations per year based on 3.7 nights per reservation 4 Illustrative $20 per hour opportunity cost Homeowners can make significantly more profit when they switch to Vacasa from self-managing. Illustrative homeowner P&L view Illustrative FRBO confidential and proprietary | 26

Technology Overview Villa of the Setting Sun - Sugarloaf Key, Florida Vacasa homeowner since 2021 confidential and proprietary | 27

Our end-to-end tech platform is purpose-built for the full vacation rental lifecycle. In App Notifications On Guest Check-Out Ticketing System and Time Tracker Unit Based Instructions and Directions Operations Team Homeowners Guests Property Setup Smart Home Integration Listing Optimization Deep 24/7 Support Demand Generation Tech-Enabled End-to-End Frictionless Process Dynamic Pricing Improved Selection and Access Artificial Intelligence Machine Learning Smart Technology Vacasa Proprietary Technology confidential and proprietary | 28

Our proprietary data and AI engine drives intelligent supply acquisition. Identify Analyze proprietary and third-party data to catalog potential vacation rentals Predict Assess potential value to the Vacasa platform Target Prioritize and pursue highest value properties using flexible strategy Supply data Demand data Operational data Carto Map: Vacasa predictive scoring tool confidential and proprietary | 29

We enable a frictionless experience for homeowners. Booking notifications Reviews Invoices Unblock requests Revenue forecasts Machine learning recommendations Profile detail Our portal and new mobile application keeps homeowners informed and engaged Our homeowner products aim to accelerate onboarding and maximize income confidential and proprietary | 30

We are creating a seamless guest booking experience.


vacasa
Reservation
KENWOOD, CA
Villa Colibri
View the listing
CHECK-IN
Thu, Jan 09
4:00 PM
CHECK-OUT
Sun, Jan 12
11:00 AM
MANAGE YOUR TRIP
Guests
3 Guests
You may add up to 5 more guests
Rental agreement
Sign agreement
Please sign by Jan 2, 2020
Payment details
View receipt
Total cost: $1,266.64
Need help?
Visit our Help section. Still have questions?
Please reach out: xxxxxx.email@vacasa.com or
MacBook Pro

<1% of GBV spend on guest acquisition[1]


~20%
Paid (SEM)
~80%
Free and earned
(Direct, App, SEO,
Email, and other)

Vacasa channel traffic[2]

1 Spend estimate represents 2021E
2 Channel traffic reflects TTM as of March 31, 2021

confidential and proprietary | 31

We deliver guests a professional and consistent experience. Our Guest App is designed to drive superior engagement, satisfaction, extended stays and return stays Search On all major listing sites and Vacasa.com / Vacasa app Stay 24/7 support, service requests Book & pay Book instantly with payment plan options Access Smart lock, smart home Prepare Updates via email, text and guest app Ancillary services Loyalty program, customized home and local guides delivered in-app (Coming soon) confidential and proprietary | 32

The Housekeeping Hub provides operations managers with a complete picture of the homes in their portfolio. Home status House care assignments Staff optimization Vendor integration confidential and proprietary | 33

The Field Application guides our local operations teams and enables them to deliver great service.

In app notifications on guest check-out

Ratings

Unit based instruction and directions



1:42
Schedule
Tickets
Profile
vacasa
Jessica Shepherd
← All Cleans
Share
POST-STAY
ORCBQ77 - Haystack Rock Vista- Q33
B2B
660 Oak St, Cannon Beach, OR 97110
Open Map
CLEAN STILL IN PROGRESS
Start
Today, 10:00am
Due
4:00pm
Prior Reservation
4 guests, 0 dogs
Predicted Clean Time
2h 37m
Access
Gate code: #3459
Lockbox: 5569
Backup: 2946 - Notify LOM and he will give to guest
Notes: Lobby doors are open from 9am - 6pm. During all other hours, enter door code #3459 on the key pad to the left of the lobby door to gain
ORPXQ75 - Rose City Chic - Q21 #427
3:09:01

Ticketing system

Time tracking

"Cleaned" unit photo verification

~15%

Decrease in average time to service a home since 2016[1]

~50%

Increase in reservations per home care staff[2]

200K+

Maintenance requests completed in trailing year[3]

Our field applications are key to driving operational efficiency at the market level

1 Reflects 2020 vs. 2016 for markets with market presence over time period
2 Top 30 markets by Vacasa unit count in 2021 with more than 1 home care staff in 2018 and 5 or more home care staff in 2021, represents increase from 2018 to March 2021
3 Represents trailing year ended March 31, 2021

confidential and proprietary | 34

Advanced smart home technology throughout our portfolio will provide peace of mind for homeowners and elevate the guest experience. Smart thermostat Homeowners Guests Employees Security Home care and peace of mind Energy savings Network privacy Keyless entry Remote temperature control Dependable WiFi Local recommendations Remote support Check-in and check-out notifications Home care efficiencies Home WiFi Smart lock In-home tablet Noise detection confidential and proprietary | 35

Homeowners can earn more with our sophisticated pricing algorithm. Proprietary pricing data Sophisticated pricing algorithms Maximize Revenue per Available Night AI modeling for continual improvement NC - Cape Hatteras confidential and proprietary | 36

We drive more guests to more homes through our channel partner routing system. Listings Data Iterative testing Pricing elasticity by partner A/B tests across our partner network Optimize contribution regardless of channel Distribution partner optimization A/B A/B A/B +100 independent booking sites Direct integration allows for rapid updates across channels Note: As of March 31,2021 confidential and proprietary | 37

More data Increased guest demand Higher guest repeat and brand affinity Better guest experience Increased supply and density Better homeowner retention Superior homeowner performance Better tech and operational efficiency Enhanced operations and yield management Our vertically-integrated platform fuels a powerful data advantage and flywheel effect. confidential and proprietary | 38

Growth Potential Villa Colibri - Kenwood, California Vacasa homeowner since 2020 confidential and proprietary | 39

Scalable and flexible go-to-market strategy for growing our market position.

Supply data

Demand data

Operational data

Identify
Analyze proprietary and third-party data to catalog potential vacation rentals

Predict
Assess potential value to the Vacasa platform

Target
Prioritize and pursue highest value properties using flexible strategy

Individual

Modeling as ~3/4 of new supply[1]

- Homeowners in existing markets
- Multi-channel lead generation
- Machine learning-driven targeting

Portfolio

Modeling as ~1/4 of new supply[1]

- Enter new markets
- Build supply and density at faster rate
- Embedded upside potential

1 Reflects general forecast expectations through projection period, excluding opportunistic action

confidential and proprietary | 40

Our individual approach drives consistent, predictable growth in existing destinations. Marketing spend + outbound reps Predictable sales productivity ramp based on tenure leads to forward visibility Sales development reps Sales executives Deployed based on proprietary data to identify, predict, and target the highest value properties Qualify leads in local territories Close new homeowners based on deep local referral networks and qualified leads 0-3 months 3-6 months 6-12 months 12+ months New units signed per month1 Sales executive tenure 1 Company estimates based on internal data confidential and proprietary | 41

Our portfolio approach fuels market entry and buildout. 1 4,500 local professional managers in pipeline represent professional managers in destination markets (excludes urban markets without significant tourist travel) with over 20 units under management as of March 31, 2021 2 Reflects units onboarded in 2018 via portfolio approach High ROI strategy accelerates market density 2018A Strong projected cumulative net rent and fees: $124M over 5-year period for 2018 cohort 2018 cohort spotlight2 $13 ($34) $51 $82 2019A 2020A Total investment ($M) Cumulative net rent and fees ($M) We have onboarded ~6,000 portfolio units since 2018 2018A Significant pipeline of over 350,000 homes currently managed by 4,500 local professional managers represents attractive supply opportunity1 2.0 2019A 1.8 2020A 0.9 Q1'21A 1.0 2.0 3.8 4.6 5.7 Gross units added in period (000s) Cumulative gross units added (000s) Average cost of 1-2x LTM revenue Immediate value creation through ~20%+ rental income lift to homeowners High performing inventory that are often seasoned rentals confidential and proprietary | 42

Existing domestic markets Grow footprint and increase density in existing markets to achieve further economies of scale Optimize existing supply Continue platform innovation and add new features to expand technology advantage, operational efficiency, and revenue per unit New domestic markets Establish foothold in new domestic markets, utilizing AI models to identify and prioritize existing and likely rentals International expansion Selectively enter attractive international markets in Europe and the Americas Homeowner adjacencies Leverage position “in the home” for monetization of adjacent services such as real estate and additional homeowner services Elevated guest experience Invest in brand and expand in-destination services offering such as concierge and experiences Multiple vectors to drive sustainable growth. Medium-to long-term Immediate confidential and proprietary | 43

Financial Highlights Under The Trees - Camp Connell, California Vacasa homeowner since 2020 confidential and proprietary | 44

High growth driven by large industry opportunity and strong demand backdrop Vertically-integrated platform with differentiated offering allows for significant value capture Exclusive supply-side relationships and control of the experience creates strong forward revenue visibility Unit economics continue to improve with scale and technology Demonstrated ability to improve market-level economics with density Upfront investments in platform lead to additional operating leverage with scale Financial highlights. Vacasa HQ Portland, Oregon confidential and proprietary | 45

(Revenue % of Gross Bookings) Gross bookings ($M) Revenue ($M) 2019 $589 2019 $299 $935 2020 $492 2020 $1,588 2021E $757 2021E $2,028 2022E $1,002 2022E $2,645 2023E $1,300 2023E YoY Growth % YoY Growth % 59% 64% 53% 51% 70% 54% 48% 28% 32% 49% 30% 30% 49% Strong growth momentum with significant runway. confidential and proprietary | 46

Illustrative Vacasa direct transaction economics. Note: Excludes other revenue and home care services unrelated to transactions with guests Rent per night $175 (x) Nights sold 4 Total rent $700 (+) Taxes $60 (+) Guest and service fees $240 Gross Booking Value $1,000 Rent commission $210 (+) Guest and service fees $240 Total revenue $450 (-) Cost of revenue ($215) Adj. gross profit $235 Gross Booking Value (“GBV") build-up Gross profit build-up Vacasa keeps ~30% of total rent with ~70% going to homeowner ($490) Homeowner payout Guest and service fees offset care costs incurred by Vacasa confidential and proprietary | 47

1 Reflects units onboarded in corresponding year; U.S. and Canada only 2 Represents average first full year revenue retention for 2014-2018 cohorts 3 LTM data as of April 30, 2021 Exclusive relationships and control of the calendar drive strong revenue visibility. ~90% annual revenue retention2 Asset-lite model allows for value capture with no balance sheet risk ~80% revenue generated from prior year cohorts 2014 2015 2016 2017 LTM3 2018 2019 2020 2021 2020 2019 2018 2017 2016 2015 2014 Cohort: Net rent and fees revenue by cohort1 confidential and proprietary | 48

1 LTV / CAC for adding a rental unit and excludes real estate and HOA revenue and costs 2 Fees include reimbursables 3 Allocated Ops & Support costs include customer experience and variable costs associated with local operations. Allocated Sales & Marketing costs include variable expenses such as guest advertising and listing fees 4 CAC reflects costs associated with adding an incremental individual unit including homeowner advertising and onboarding labor expense 5 LTV / CAC becomes ~5x if local market management costs that are fixed in nature (e.g., General Manager and Regional Director) are not allocated Our individual approach produces a compelling LTV / CAC. ($K) Average Annual Revenue / Property2 $23.2 Cost of Revenue $11.1 Allocated Adjusted Ops & Support3 $3.9 Allocated Adjusted Sales & Marketing3 $1.9 Contribution per Year $6.3 Estimated Lifetime 4.6 Years Lifetime Contribution $28.9 Cost to Acquire and Onboard4 $6.7 LTV / CAC (2021E) 4.3x5 LTV / CAC Framework1 LTV grows with higher revenue per unit, margin improvements and homeowner retention Managed acquisition cost to ensure strong LTV / CAC ratio confidential and proprietary | 49

Our portfolio transactions have an IRR of ~25%. Enter new markets with immediate scale Build market density at faster rate to increase margins Gain high performing inventory that are often seasoned rentals Drive immediate value creation through income uplift on new units Total investment1 ($K) Cumulative contribution2 ($K) $6 Note: Assumes 4.6 year estimated lifetime consistent with historical churn 1 Total investment per unit assumes 1.5x seller’s 2021E average net revenue of ~$15,600 per unit, discounted 10% for negotiated contingencies 2 Reflects projected contribution per unit for 2021E portfolio additions Key benefits of portfolio strategy 25% IRR over ~5 years Illustrative return per home onboarded via portfolio approach Year 1 $14 Year 2 $22 Year 3 $30 $35 Year 4 Year 5 ($21) confidential and proprietary | 50

Adjusted gross profit ($M and % of revenue) Margin expansion driven by increasing scale and efficiency. 2019 45% $135 $236 2020 48% $374 2021E 49% $522 2022E 52% $696 2023E 54% Operating expenses as % of revenue Operations & Support Sales & Marketing General & Administrative Technology & Development 2021E 22% 21% 8% 5% 56% 2022E 21% 23% 7% 5% 56% 2023E 19% 21% 6% 7% 54% 2020 55% 11% 5% 23% 16% 2019 67% 12% 6% 26% 24% Reflects adjusted metrics confidential and proprietary | 51

1 Market-level contribution as a percentage of Net Rent and Fees only includes revenue and costs that can be directly tied to individual units within each market; Includes home care expenses, merchant service fees, direct and allocated local operations and central customer service support costs and listing fees and excludes non-vacation rental service revenue streams and associated costs 2 Percentage of markets in each category may not sum to 100% due to rounding 3 Top tenured markets reflects Best 25 markets with 7+ years of tenure; Best 25 markets based on unit count as of December 31,2020, excludes markets with no Vacasa presence in 2018 or significant Wyndham integration impact in 2020 Market-level economics improve with density and tenure. 150-250 37% 0-150 29% 41% >250 46% Top tenured markets3 150-250 0-150 30% 29% 41% 60% 28% 12% >250 2018 2020 Market-level contribution by units in market1 Percentage of markets in each category2 Same-store markets with Vacasa presence in both 2018 and 2020 Contribution as % of net rent and fees confidential and proprietary | 52

Our best markets are already operating at above 40% contribution.

Best 25 markets[1]

Sorted on high to low contribution as % of net rent and fees[2]


53%
2020 median: 41%
2018 median: 28%
Markets
A B C D E F G H I J K L M N O P Q R S T U V W X Y

1 Best 25 markets based on unit count as of December 31,2020, excludes markets with no Vacasa presence in 2018 or significant Wyndham integration impact in 2020; chart sorted on high to low contribution as % of net rent and fees
2 Market-level contribution as a percentage of Net Rent and Fees only includes revenue and costs that can be directly tied to individual units within each market; Includes home care expenses, merchant service fees, direct and allocated local operations and central customer service support costs and listing fees and excludes non-vacation rental service revenue streams and associated costs

confidential and proprietary | 53

1 Market-level contribution as a percentage of Net Rent and Fees only includes revenue and costs that can be directly tied to individual units within each market; Includes home care expenses, merchant service fees, direct and allocated local operations and central customer service support costs and listing fees and excludes non-vacation rental service revenue streams and associated costs We are achieving density and improving market economics at an accelerated pace. 72 82 104 139 162 207 223 239 261 18 49 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 Rockaway Beach, OR Contribution as % of net rent and fees1 Units 49% Entered: 2010 Time to achieve 250 units: 11 years 11 97 104 197 229 370 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 Georgia (Blue Ridge Mountains) 38% Entered: 2015 Time to achieve 250 units: 6 years 46% 78 141 452 470 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 Tennessee (Smoky Mountains) 48% Entered: 2017 Time to achieve 250 units: 3 years confidential and proprietary | 54

Financial snapshot - Annual. ($M unless otherwise noted) 2019 2020 2021E 2022E 2023E Nights Sold (000s) 2,052 3,005 4,983 6,353 8,190 Gross Booking Value (GBV) $589 $935 $1,588 $2,028 $2,645 GBV Per Night Sold ($) $287 $311 $319 $319 $323 Revenue $299 $492 $757 $1,002 $1,300 YoY Growth % - 64% 54% 32% 30% Adj. Cost of Revenue 164 256 383 480 604 Adj. Gross Profit $135 $236 $374 $522 $696 Adj. Operations & Support 79 114 165 209 250 Adj. Technology & Development 17 25 39 55 89 Adj. Sales & Marketing 71 78 158 232 279 Adj. General & Administrative 35 53 62 68 78 Adj. EBITDA ($66) ($35) ($49) ($42) $0 Adj. EBITDA Margin (22%) (7%) (7%) (4%) 0% Note: TurnKey financials included starting April 1, 2021 Reflects Non-GAAP metrics confidential and proprietary | 55

Financial snapshot - Quarterly. ($M, unless otherwise noted) Q1’20 Q2’20 Q3’20 Q4’20 Q1’21 Q2’21E Q3’21E Q4’21E KPIs Nights Sold (000s) 739 449 1,113 704 824 1,512 1,687 971 Gross Bookings (GBV) $201 $148 $394 $193 $246 $478 $583 $281 GBV per Night Sold ($) $271 $330 $354 $274 $298 $316 $346 $290 Revenue $113 $83 $186 $109 $129 $220 $258 $150 YoY Growth % 113% 25% 91% 33% 14% 164% 38% 38% Adj. Cost of Revenue 63 42 83 69 76 114 112 81 Adj. Gross Profit $51 $42 $103 $40 $54 $106 $146 $69 Adj. Operations & Support 30 21 34 29 30 44 47 44 Adj. Technology & Development 8 4 6 7 7 10 11 11 Adj. Sales & Marketing 26 13 22 17 25 42 48 42 Adj. General & Administrative 12 10 15 16 15 16 14 16 Adj. EBITDA ($25) ($6) $25 ($29) ($24) ($7) $26 ($45) Adj. EBITDA Margin (22%) (8%) 14% (27%) (18%) (3%) 10% (30%) Note: TurnKey financials included starting April 1, 2021 Reflects Non-GAAP metrics confidential and proprietary | 56

Revenue $239M – $241M Net Income ($18M) – ($16M) Adj. EBITDA $9M – $11M Adj. Gross Profit $120M – $122M Nights Sold 1.3M – 1.4M GBV $500M – $510M Live Units 33K Note: Q2’21 results are preliminary and subject to change Preliminary Q2’21 results. Leo Cottage - Union Pier, MI Vacasa homeowner since 2020 Compared to original forecast of $220M Compared to original forecast of ($7M) confidential and proprietary | 57

Long-term margin framework. (% of Revenue) 2021E 2023E Long-term Target Adj. Gross Profit Margin 49% 54% 54-58% Adj. Operations & Support Cost 22% 19% 14-16% Adj. Technology & Development Cost 5% 7% 4-6% Adj. Sales & Marketing Cost 21% 21% 10-13% Adj. General & Administrative Cost 8% 6% 4-5% Adj. EBITDA Margin (7%) 0% 18-22% Market-level density and technology improve local operations efficiency Portfolio scale and technology-driven optimization Investment in technology boosts efficiencies while enabling value proposition and increased value capture Efficient sales and marketing powered by data advantage Largely fixed cost results in potential for significant margin expansion with growth Key Drivers Note: Cost items are exclusive of depreciation and amortization of intangibles. Reflects Non-GAAP metrics confidential and proprietary | 58

Valuation Framework Woodhawk Vineyard Estate - Cloverdale, California Vacasa homeowner since 2020 confidential and proprietary | 59

Illustrative sources and uses and pro forma valuation.

Sources and uses

Sources	$M	%
Existing Vacasa shareholders equity rollover[1]	$3,963	88%
SPAC cash in trust[2]	285	6%
PIPE & Forward Purchase Agreement[3]	200	4%
Sponsor shares[4]	44	1%
Total sources	$4,492	100%

Uses	$M	%
Existing Vacasa shareholders equity rollover[1]	$3,963	88%
Cash to balance sheet	423	9%
Sponsor shares[4]	44	1%
Estimated fees and expenses	62	1%
Total uses	$4,492	100%

Post transaction ownership (illustrative)



PIPE & FPA Investors 4%
Sponsor 1%
SPAC IPO 6%
Existing Vacasa Shareholders 88%

Post transaction valuation (illustrative)

Illustrative share price	$10.00
Pro forma fully diluted shares outstanding[1]	450
Equity value	$4,502
Net cash[5]	($754)
Enterprise value	$3,747
EV / 22E revenue ($1,002)	3.7x
EV / 23E revenue ($1,300)	2.9x

Note: Percentages may not add to 100% due to rounding
1 Includes the conversion of the Series D Convertible Note. Includes 10.3M shares underlying vested options, SARs and warrants
2 Assumes no redemptions by SPAC shareholders
3 Assumes PIPE/3rd Party FPA issued at $9.50/share
4 Includes 770,000 private placement shares acquired by TPG Pace Solutions Sponsor to cover initial underwriting fees and offering expenses. Sponsor Shares reduced by 0.9M shares to compensate for illiquidity discount provided to PIPE/FPA investors
5 Calculated as $332M of unrestricted cash as of 6/30/2021 plus $485M from SPAC transaction minus $62M in estimated fees

confidential and proprietary | 60

Defining Vacasa’s public comparables. Leading DTC vacation rental booking platform Driving growth and awareness in vacation rentals Innovative listing and booking technology and services Similar growth and end-market drivers to Vacasa Vacation Rentals Industry disruptors unlocking new and unique supply End-to-end tech platforms creating value for marketplace participants Local market network effects Similar growth and margin profiles to Vacasa Local Marketplaces Established travel sector leaders Leading booking engines and sources of vacation rental demand Non-exclusive supply with high TAC dynamics Mature financial profiles that are lower growth than Vacasa Online Travel confidential and proprietary | 61

Comparable company benchmarking. Source: FactSet as of July 23, 2021, Management estimates Note: Companies sorted by market cap within category 1 Vacasa metric represents Adjusted Gross Profit 2 Based on current revenue recognition standards adopted in 2018 2021–23E Revenue CAGR 2021-23E Gross Profit CAGR1 31% 36% 25% 29% 26% 30% 46% 23% Median: 26% Median: 26% 37% 37% 28% 30% 20% 22% 2022E Gross Margin1 52% 78% 54% 33% 75% 98%2 81% confidential and proprietary | 62

Comparable company benchmarking (cont’d). EV / 2022E Gross Profit1 EV / 2022E Revenue 7x 4x 17x 13x 24x 13x 4x Median: 12x 6x 6x 4x 3x Source: FactSet as of July 23, 2021, Management estimates Note: Companies sorted by market cap within category; Vacasa multiples based on enterprise value of $3,747M 1 Vacasa metric represents Adjusted Gross Profit 2 Homes and Mortgages segments represent approximately 73% of estimated revenue ($5.9B) and approximately 80% of estimated revenue ($9.4B) in 2022 and 2023, respectively, per FactSet consensus 11x 14x Median: 16x 2 10x confidential and proprietary | 63

Comparable company benchmarking (cont’d). EV / 2023E Gross Profit1 EV / 2023E Revenue 5x 3x 14x 11x 18x 10x 2x 8x Median: 12x Median: 9x 5x 5x 3x 2x 11x 9x Source: FactSet as of July 23, 2021, Management estimates Note: Companies sorted by market cap within category; Vacasa multiples based on enterprise value of $3,747M 1 Vacasa metric represents Adjusted Gross Profit 2 Homes and Mortgages segments represent approximately 73% of estimated revenue ($5.9B) and approximately 80% of estimated revenue ($9.4B) in 2022 and 2023, respectively, per FactSet consensus 2 confidential and proprietary | 64

Transaction Agreement Executed Transaction Announced Preliminary Proxy Materials Filed with the SEC Mail Final Proxy Materials to TPG Pace Shareholders Set Record Date for TPG Pace Shareholders Vote Hold TPG Pace Shareholder Vote and Close Transaction Anticipated transaction timeline. July 2021 August 2021 Q4 2021 Westgate - Trinidad, California Vacasa homeowner since 2019 confidential and proprietary | 65

Appendix Big Blue Gulf - Palmilla Beach, Texas Vacasa homeowner since 2017 confidential and proprietary | 66

Adjusted gross profit reconciliation. ($M) Q1’20 Q2’20 Q3’20 Q4’20 Q1’21 2019 2020 Revenue $113.4 $83.3 $186.1 $108.9 $129.4 $299.3 $491.8 (-) Cost of Revenue 62.8 41.6 82.7 69.0 75.6 164.5 256.1 (+) Restructuring 0.2 0.1 - 0.3 - - 0.5 Adj. Gross Profit $50.8 $41.8 $103.4 $40.2 $53.8 $134.8 $236.2 confidential and proprietary | 67

Adjusted opex reconciliations. ($M) Q1’20 Q2’20 Q3’20 Q4’20 Q1’21 2019 2020 Operations & Support GAAP $ 31.4 $ 21.1 $ 34.7 $ 29.0 $ 30.3 $ 78.8 $ 116.2 (-) SBC - - 0.2 0.0 0.0 - 0.3 (-) Restructuring 1.1 0.4 - 0.2 - - 1.6 (-) One-time Expense - - - - - - - Non-GAAP $ 30.3 $ 20.7 $ 34.5 $ 28.8 $ 30.3 $ 78.8 $ 114.3 Technology & Development GAAP $ 8.5 $ 4.1 $ 6.8 $ 7.6 $ 7.5 $ 16.9 $ 27.0 (-) SBC - - 0.4 0.2 0.2 - 0.6 (-) Restructuring 0.8 0.3 - - - - 1.0 (-) One-time Expense - - - - - - - Non-GAAP $ 7.8 $ 3.8 $ 6.4 $ 7.3 $ 7.3 $ 16.9 $ 25.3 confidential and proprietary | 68

Adjusted opex reconciliations (cont’d). ($M) Q1’20 Q2’20 Q3’20 Q4’20 Q1’21 2019 2020 Sales & Marketing GAAP  $ 26.7  $ 13.6  $ 22.4  $ 17.2  $ 25.5  $ 70.6  $ 80.0 (-) SBC - - 0.1 0.3 0.2 - 0.4 (-) Restructuring 0.9 0.3 - - - - 1.2 (-) One-time Expense - - - - - - - Non-GAAP $ 25.8 $ 13.3 $ 22.3 $ 17.0 $ 25.3 $ 70.6 $ 78.4 General & Administrative GAAP $ 12.3 $ 11.4 $ 15.2 $ 18.6 $ 21.4 $ 36.3 $ 57.6 (-) SBC 0.0 0.7 0.5 0.9 0.4 0.1 2.1 (-) Restructuring 0.8 0.3 - 1.4 0.2 - 2.4 (-) One-time Expense - - - - 6.2 1.3 - Non-GAAP $ 11.6 $ 10.4 $ 14.8 $ 16.3 $ 14.6 $ 34.9 $ 53.1 confidential and proprietary | 69

1 Includes FX Loss/Gain, Other Gains/Losses and Fair Value Adjustment on Warrants 2 Related to convertible note anticipated to convert in context of public listing 3 Reflects continuation of current employee stock compensation program Adjusted EBITDA reconciliation. ($M) Q1’20 Q2’20 Q3’20 Q4’20 Q1’21 2019 2020 GAAP Net Income (Loss) ($36.9) ($19.5) $9.4 ($45.3) ($49.3) ($84.9) ($92.3) Add: Provision for Income Taxes (0.1) (0.1) (0.1) (0.1) (0.0) (0.1) (0.3) Add: Other Income / Expense, Net1 0.3 1.1 3.0 1.4 6.7 3.4 5.7 Add: Interest Expense2 0.2 1.4 3.1 3.1 2.8 1.2 7.9 Add: Interest Income (0.3) (0.0) (0.0) (0.0) - (1.0) (0.4) Add: Depreciation Expense 3.6 3.8 3.9 4.1 4.1 5.7 15.5 Add: Amortization of Intangibles 4.8 4.9 4.8 4.3 4.7 8.0 18.8 Add: Stock-based Compensation3 0.0 0.7 1.2 1.5 0.8 0.1 3.3 Add: Restructuring Charges 3.6 1.3 - 1.8 0.2 - 6.8 Add: One Time Acquisition Costs - - - - 6.2 1.3 - Adjusted EBITDA ($24.8) ($6.4) $25.4 ($29.2) ($23.7) ($66.4) ($35.0) confidential and proprietary | 70

1 Operating cash flow includes change in restricted cash, which represents ~50% of change in deferred revenue 2 Includes costs associated with internally developed software. 3 Adj. Free Cash Flow = Operating Cash Flow less Capex Adjusted free cash flow. ($M) Q1’20 Q2’20 Q3’20 Q4’20 Q1’21 2019 2020 2021E 2022E 2023E Operating Cash Flow1 ($32.6) $144.4 ($74.1) ($40.1) $144.1 ($35.5) ($2.4) ($17.1) $8.9 $45.7 Less: Capex2 4.3 2.2 1.8 1.2 1.6 19.1 9.5 12.6 16.0 24.5 Adj. Free Cash Flow3 ($36.9) $142.2 ($75.9) ($41.3) $142.5 ($54.6) ($11.9) ($29.7) ($7.1) $21.1 Net Cash Paid for Business Combinations 5.4 2.7 1.3 3.6 8.0 124.2 13.0 99.7 95.7 99.5 Asset-lite model with high FCF conversion driven by low capex requirements and upfront collection of gross bookings with homeowner payout occurring after the stay takes place driving deferred revenue flywheel as the business grows Significant opportunity to continue portfolio strategy and acquisitions to fuel value-accretive growth confidential and proprietary | 71

Illustrative fully diluted share count.

Share count in millions	Illustrative Share Price				
	$10.00	**$12.50**	**$15.00**	**$17.50**	**$20.00**
TPGS Public IPO Shares	28.5	28.5	28.5	28.5	28.5
PIPE & FPA Shares[1]	20.9	20.9	20.9	20.9	20.9
TPGS Sponsor Shares[2]	4.4	7.1	10.2	13.6	13.6
Vacasa Existing Shareholder Shares[3]	396.3	396.3	396.3	396.3	396.3
Total	**450.2**	**452.8**	**455.9**	**459.3**	**459.3**

1 Assumes PIPE/3rd Party FPA issued at $9.50/share.
2 Initial sponsor promote based on 10% of common stock and FPA proceeds (or 4.6M shares) contingent on closing of business combination. Sponsor will earn additional 15% of IPO and FPA common stock such that sponsor will own, in aggregate, the following percentages at the various share prices: (i) 15.0% of common stock outstanding (or 7.3M shares) at $12.50/share, (ii) 20.0% of common stock outstanding (or 10.3M shares) at $15.00/share, and (iii) 25.0% of common stock outstanding (or 13.8M shares) at $17.50/share. Includes 770,000 Private Placement Shares acquired by TPG Pace Solutions Sponsor at $10/share to cover initial underwriting fees and offering expenses. Sponsor Shares reduced by 0.9M shares to compensate for illiquidity discount provided to PIPE/FPA investors.
3 Includes the conversion of the Series D Convertible Note. Includes 10.3M shares underlying vested options, SARs and warrants.

confidential and proprietary | 72

Preliminary Q2’21 reconciliations. ($M) Estimated low end of range Estimated high end of range Revenue 239.0 241.0 Less: Cost of Revenue 119.0 119.0 Adj. Gross Profit 120.0 122.0 GAAP Net Income (Loss) (18.0) (16.0) Add: Provision for Income Taxes 0.3 0.3 Add: Other Income / Expense, Net 3.6 3.6 Add: Interest Expense 3.1 3.1 Add: Interest Income (0.0) (0.0) Add: Depreciation Expense 4.2 4.2 Add: Amortization of Intangibles 12.1 12.1 Add: Stock-based Compensation 2.2 2.2 Add: One Time Acquisition Costs and Transaction-related Expenses 1.3 1.3 Adjusted EBITDA 8.8 10.8 Note: Q2’21 results are preliminary and subject to change confidential and proprietary | 73

Revenue growth overview – as-reported vs. pro forma. 1 Represents Q1-Q3’19 revenue 2 Represents Q1’21 revenue ($M) 2017 2018 2019 2020 2021E 2022E 2023E Revenue (as-reported) $112 $176 $299 $492 $757 $1,002 $1,300 (+) Wyndham VR - - $2071 - - - - (+) TurnKey - -  - $94 $322 - - Revenue (pro forma) $112 $176 $506 $586 $789 $1,002 $1,300 % growth – as-reported - 56% 70% 64% 54% 32% 30% % growth – WVR pro forma - - - (3%) - - - % growth – TK pro forma - - - - 35% 27% - Vacasa standalone $112 $176 $272 % growth - 56% 55% 2017 $112 2018 $176 2019 $506 2020 $586 2021E $789 2022E $1,002 2023E $1,300 Revenue (as-reported) Wyndham VR TurnKey confidential and proprietary | 74

Domestic supply growth walk. Note: Excludes international units 1 Impacted by furlough of sales team due to COVID-19 2017 year end 6,579 2018 year end 10,852 (TurnKey) (WVR) 2021E year end 36,522 2022E year end 48,429 2019 organic 14,033 2019 year end 22,425 June 2021 2021E organic 31,898 1 2020 year end 21,528 Year End Count Acquisition Domestic Net Adds Organic Domestic Net Adds +33% +48% +29% +65% Active homes on platform at year end confidential and proprietary | 75

Average GBV Per Unit growth walk. Sophisticated yield management optimizes combination of nightly rate and nights sold per unit Average Nightly Rate (“ANR”)1 growing at 4% CAGR due to AI-driven dynamic pricing maximizing rates based on proprietary and industry data, as well as continued growth of high-value, seasoned rental supply from portfolio approach Nights sold per unit growing at 8% CAGR due to creation of more available nights by extending shoulder seasons and length of stay, and reducing owner holds on calendar Average GBV per unit ANR growth Nights sold per unit growth 2018 2021E $36,177 4% CAGR 12% CAGR 8% CAGR $50,717 Note: Based on average units over the year 1 ANR defined as Gross Bookings / Nights Sold confidential and proprietary | 76

One-time events affecting our 2020 financials. Significant reduction in sales force headcount in April 2020 and pullback in portfolio spend to conserve cash led to lagged supply and revenue growth in 2020 and 2021 Higher demand in Q4 2020 produced greater than normal nights sold per home, which we do not forecast to be continuing We exited most of our international markets and remain focused on building scale in the large North American market before re-entering international We took steps to simplify our cost structure, though resumed investment growth in latter part of 2020 to capture the opportunity ahead Idyllwild Overlook - Idyllwild, California Vacasa homeowner since 2020 confidential and proprietary | 77

Note: Tenured sales representative defined as sales representatives with 12+ months of experience Consistent productivity of tenured sales reps provides visibility into new supply. Trailing 24 months Units added per month Q1 '19 Q2 '19 Q3 '19 Q4 '19 Q1 '20 Q2 '20 Q3 '20 Q4 '20 Q1 '21 24-month average confidential and proprietary | 78

Gross Booking Value (“GBV”) / Gross Bookings: Gross Booking Value ("GBV") represents the dollar value of bookings from our channel partners as well as those booked directly on our platform related to Nights Sold during the period and cancellation fees for bookings cancelled during the period. GBV is inclusive of amounts charged to guests for rent, fees, and the estimated taxes a guest pays. Nights Sold: Nights Sold represents the total number of nights for which the guest stay has occurred during the period. Units / Listings / Homes: Units / Listings / Homes are properties that are displayed and bookable on our platform and through our channel partners, with no indication of a pending termination as of the end of a given period, for which we manage marketing and booking, reservations, payments, customer service, home care, compliance and other such services. Revenue: Our revenue is primarily generated from vacation rental services in which we act as the exclusive agent on the homeowners' behalf to facilitate the reservation transaction between guests and owners. We earn commission revenue on the nightly rate and other reservation-related fees charged to the guest. We also earn revenue from home care solutions offered directly to our homeowners such as home improvement and repair services for a separately agreed upon fee. In addition, we provide real estate brokerage services and residential management services to community and homeowner associations. The purpose of these services is to attract and retain homeowners as customers of our vacation rental services. Net Rent & Fees: Net Rent and Fees is calculated as Rent Revenue + Fee Revenue - Payments to Homeowners. Market-Level Contribution: Market-Level Contribution as a percentage of Net Rent and Fees only includes revenue and costs that can be directly tied to individual units within each market; Includes home care expenses, merchant service fees, direct and allocated local operations and central customer service support costs and listing fees and excludes non-vacation rental service revenue streams and associated costs. Markets: We have operations in 100+ markets, defined as regions with local field operations that typically encompass over 20 units in a serviceable area with less than a one hour driving- distance diameter. Destinations: We have a sales presence in 400+ destinations, defined as areas in which there are enough units available to target for growth. Glossary. confidential and proprietary | 79

Risks Related to Vacasa’s Business & Industry: • We have incurred net losses in each year since inception, and we may not be able to achieve profitability. • Our business and operations have experienced rapid growth, and if we do not appropriately manage this growth and any future growth, or if we are unable to improve our systems, processes and controls, our business, results of operations, financial condition and prospects will be adversely affected. • Our recent growth may not be indicative of our future growth, and we may not be able to sustain a similar revenue growth rate in the future. Our recent growth also makes it difficult to evaluate our current business and future prospects and may increase the risk that we will not be successful. • If we are unable to attract new vacation rental homeowners to our platform and maintain relationships with existing vacation rental homeowners, or if homeowners reduce the availability of their homes on our platform, our business, results of operations, and financial condition would be materially adversely affected. • If we are unable to add new guests and retain existing guests, our business, results of operations, and financial condition would be materially adversely affected. • Bookings through our distribution partners account for a significant portion of our revenue, and if we are unable to maintain our relationships with our existing distribution partners and develop and maintain successful relationships with additional distribution partners, our business, results of operations, and financial condition would be materially and adversely affected. These relationships also subject us to certain risks. • Any further and continued decline or disruption to the travel and hospitality industries or economic downturn would materially adversely affect our business, results of operations, and financial condition. • Our continued growth depends, in part, on our ability to consummate portfolio transactions on favorable terms and to effectively manage the risks associated with these transactions. • The failure to successfully execute and integrate strategic acquisitions at our historical rate and at acceptable prices, and to enter into other strategic transactions and relationships that support our long-term strategy, could materially adversely affect our business, results of operations, and financial condition, as well as our ability to grow our business. These strategic transactions and relationships also subject us to certain risks. • Our failure to raise additional capital or generate the significant capital necessary to expand our operations and invest in new offerings could reduce our ability to compete and could adversely affect our business. • The business and industry in which we participate are highly competitive, and we may be unable to compete successfully with our current or future competitors • The COVID-19 pandemic and the impact of actions to mitigate the COVID-19 pandemic have materially adversely impacted and will continue to materially adversely impact our business, results of operations, and financial condition. • We may experience significant fluctuations in our results of operations from quarter to quarter and year to year as a result of seasonality and other factors, which make it difficult to forecast our future results. • Demand for vacation rental properties has increased in recent periods compared to demand for other forms of accommodations, and we cannot guarantee that this trend will continue once the COVID-19 pandemic subsides. • Our customer support function is critical to the success of our platform, and any failure to provide high-quality service could affect our ability to retain our existing homeowners and guests and attract new ones. • Our business depends on our ability to attract and retain capable management and employees, and if we lose any of our key personnel, or if we are unable to attract, retain and motivate a sufficient number of skilled personnel, our business, results of operations, and financial condition could be materially adversely affected and we may be unable to execute our growth strategy. • We may face increased personnel costs or labor shortages that could slow our growth and adversely affect our business, results of operations and financial condition. • Maintaining and enhancing our brand and reputation is critical to our growth, and negative publicity could damage our brand and thereby harm our ability to compete effectively, and could materially adversely affect our business, results of operations, and financial condition. • Owner, guest, or third-party actions that are criminal, violent, inappropriate, or dangerous, or fraudulent activity, may undermine the safety or the perception of safety of our services, affect our ability to attract and retain homeowners and guests and materially adversely affect our reputation, business, results of operations, and financial condition. • Measures that we are taking to improve the trust and safety of our platform may cause us to incur significant expenditures and may not be successful. • We rely on traffic to our platform to grow revenue, and if we are unable to drive traffic cost-effectively, it would materially adversely affect our business, results of operations, and financial condition. • If we are unable to expand our international operations and manage the risks presented by our business model internationally, our business, results of operations, and financial condition would be materially adversely affected. • Our failure to properly manage funds held on behalf of customers could materially adversely affect our business, results of operations, and financial condition. • Because we recognize revenue during the guest stay and not at booking, upticks or downturns in bookings are not immediately reflected in our results of operations. • We track certain operational metrics, which are subject to inherent challenges in measurement, and real or perceived inaccuracies in such metrics may harm our reputation and materially adversely affect our stock price, business, results of operations, and financial condition. • Our efforts to create new offerings and initiatives are costly, and if we are unable to successfully pursue such offerings and initiatives, we may fail to grow, and our business, results of operations, and financial condition would be materially adversely affected. • We face possible risks associated with natural disasters and the physical effects of climate change, which may include more frequent or severe storms, hurricanes, flooding, rising sea levels, shortages of water, droughts and wildfires, any of which could have a material adverse effect on our business, results of operations, and financial condition. • The coverage afforded under our insurance policies may be inadequate for the needs of our business or our third-party insurers may be unable or unwilling to meet our coverage requirements, which could materially adversely affect our business, results of operations, and financial condition. • We are subject to payment-related fraud and an increase in or failure to deal effectively with fraud, fraudulent activities, fictitious transactions, or illegal transactions would materially adversely affect our business, results of operations, and financial condition. • We rely on third-party payment service providers to process payments made by guests and certain payments made to homeowners on our platform. If these third-party payment service providers become unavailable or we are subject to increased fees, our business, results of operations, and financial condition could be materially adversely affected. • We are subject to payment network rules and any material modification of our payment card acceptance privileges could have a material adverse effect on our business, results of operations, and financial condition. • Our focus on the long-term best interests of our company and our consideration of all of our stakeholders, including our stockholders, homeowners, guests, employees, the communities in which we operate, and other stakeholders that we may identify from time to time, may conflict with short- or medium-term financial interests and business performance, which may negatively impact the value of Vacasa Class A Common Stock. Risk factors. confidential and proprietary | 80

Risks Related to Information Technology, Intellectual Property, Data Security and Data Privacy • If we fail to comply with federal, state, and foreign laws relating to privacy and data protection, we may face potentially significant liability, negative publicity, an erosion of trust, and increased regulation could materially adversely affect our business, results of operations, and financial condition. • If we or our third-party service providers fail to prevent data security breaches, there may be damage to our brand and reputation, material financial penalties, and legal liability, along with a decline in use of our platform, which would materially adversely affect our business, results of operations, and financial condition. • We rely primarily on Amazon Web Services to host and deliver our platform, and on a number of other third-party service providers in connection with other key aspects of our platform and operations, and any interruptions or delays in services from these third parties could impair the delivery of our platform and services, and materially adversely affect our business, results of operations, and financial condition could be materially adversely affected. • Our platform is highly complex, and any undetected errors could materially adversely affect our business, results of operations, and financial condition. • System capacity constraints, system or operational failures, or denial-of-service or other attacks could materially adversely affect our business, results of operations, and financial condition. • The continued proliferation of devices and platforms other than desktop computers creates challenges. If we are unable to operate effectively on these platforms, our business, results of operations, and financial condition could be materially adversely affected. • If we are unable to adapt to changes in technology and the evolving demands of homeowners and guests, our business, results of operations, and financial condition could be materially adversely affected. • If we do not adequately protect our intellectual property and our data, our business, results of operations, and financial condition could be materially adversely affected. • We have been, and may in the future be, subject to claims that we or others violated certain third-party intellectual property rights, which, even where meritless, can be costly to defend and could materially adversely affect our business, results of operations, and financial condition. • Our use of “open source” software could adversely affect our ability to offer our platform and services and subject us to costly litigation and other disputes. Risks Related to Other Legal, Regulatory and Tax Matters • Laws, regulations, and rules that affect the short-term rental business have limited and may continue to limit the ability or willingness of homeowners to rent through Vacasa and expose our homeowners or us to significant penalties, which have had and could continue to have a material adverse effect on our business, results of operations, and financial condition. • We are subject to a wide variety of complex, evolving, and sometimes inconsistent and ambiguous laws and regulations that may adversely impact our operations and discourage homeowners and guests from using our services, and that could cause us to incur significant liabilities including fines and criminal penalties, which could have a material adverse effect on our business, results of operations, and financial condition. • We rely on a mix of independent contractors and employees to provide operational services to us, and any potential reclassification of independent contractors as deemed employees could adversely affect our business, results of operations and financial condition. • We are subject to regulatory inquiries, litigation, and other disputes from time to time which have in the past materially adversely affected, and may in the future materially adversely affect, our business, results of operations, and financial condition. • We could face liability for information or content that is on, or accessible through, our platform. • We are subject to governmental economic and trade sanctions laws and regulations that limit the scope of our offering. Additionally, failure to comply with applicable economic and trade sanctions laws and regulations could subject us to liability and negatively affect our business, results of operations and financial condition. • We have operations in countries known to experience high levels of corruption and any violation of anti-corruption laws could subject us to penalties and other adverse consequences. • Uncertainty in the application of taxes to our homeowners, guests, or platform could increase our tax liabilities and may discourage homeowners and guests from conducting business on our platform. • We may have exposure to greater than anticipated tax liabilities. • Changes in tax laws or tax rulings could materially affect our business, results of operations, and financial condition. • Our ability to use our net operating loss carryforwards and certain other tax attributes may be limited. General Risk Factors • We will incur significant expenses as a result of being a public company, which could materially adversely affect our business, results of operations, and financial condition. • Failure to establish and maintain effective internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act could have a material adverse effect on our business and stock price. • The failure to successfully implement and maintain accounting systems could materially adversely impact our business, results of operations, and financial condition. • Our results of operations and financial condition could be materially adversely affected by changes in accounting principles. • The estimates of market opportunity and forecasts of market growth included in this proxy statement/prospectus may prove to be inaccurate, and even if the markets in which we compete achieve the forecasted growth, our business could fail to grow at similar rates, or at all. • If industry or financial analysts do not publish research or reports about our business, or if they issue inaccurate or unfavorable research regarding Vacasa Class A Common Stock, the market price and trading volume of Vacasa Class A Common Stock could decline. • Our disclosure controls and procedures may not prevent or detect all errors or acts of fraud. • If our estimates or judgments relating to our critical accounting policies are based on assumptions that change or prove to be incorrect, our results of operations could fall below the expectations of securities analysts and investors, resulting in a decline in the trading price of Vacasa Class A Common Stock. 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